Exhibit 10.6
NEGATIVE PLEDGE AGREEMENT
THIS NEGATIVE PLEDGE AGREEMENT (“Agreement”), made this 29th day of August, 2007, by ZAREBA SYSTEMS, INC., a Minnesota corporation (the “Borrower”), in favor of JPMORGAN CAHSE BANK, N.A., a national banking association (the “Lender”).
WITNESSETH:
In consideration of financial accommodations extended to the Borrower and to Zareba Security, Inc., a Minnesota corporation (“Security”) by the Lender on the date hereof, the Borrower hereby covenants and agrees with the Lender that so long as any indebtedness under that certain Revolving Credit Agreement of even date herewith by and between the Borrower, Security and the Lender, any note(s) executed and delivered in connection therewith, and any extensions, renewals or modifications thereof, has not been satisfied, the Borrower will not, without the prior written consent of the Lender, convey or otherwise transfer all or any part of the tract of land legally described on Exhibit A attached hereto and hereby made a part hereof, together with all tenements, easements, hereditaments, privileges, minerals and mineral rights, water and water rights, buildings, fixtures and improvements now or hereafter erected or located on the above-described land (the “Project”), nor create, assume, incur or suffer to exist any pledge, mortgage, assignment or other lien or encumbrance of any kind, of or upon the Project or upon the income or profits therefrom except for:
A. liens for taxes, assessments and other governmental charges which are not delinquent or which are being contested in good faith by appropriate proceedings diligently conducted, against which adequate reserves have been established;
B. liens imposed by law in connection with transactions in the ordinary course of business, such as liens of mechanics and materialmen for sums not yet due or being contested in good faith and by appropriate proceedings diligently conducted, against which adequate reserves have been established;
C. zoning restrictions, licenses and minor encumbrances and irregularities in title, all of which in the aggregate do not materially detract from the value of the properties involved or materially impair their use in the operation of its business;
D. leases entered into in the ordinary course of business; or
E. those encumbrances set forth on the title commitment previously delivered to the Lender and as approved by the Lender.
Without limiting the generality of the foregoing, if and to the extent that any unauthorized lien or encumbrance is recorded or docketed against, or attached to, the Project, whether voluntarily or involuntarily, the Borrower shall immediately cause the same to be released or satisfied in full.
The Borrower recognizes and agrees that the Lender is extending financial accommodations to the Borrower in reliance on the agreements of the Borrower as contained herein.

ZAREBA SYSTEMS, INC.
By:	/s/ Jeffrey Mathiesen
Jeffrey Mathiesen
Its: Chief Financial Officer

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF HENNEPIN	)
The foregoing instrument was acknowledged before me this 29th day of August, 2007, by Jeffrey Mathiesen, the Chief Financial Officer of Zareba Systems, Inc., a Minnesota corporation, for and on behalf of said corporation.

/s/ Leslie J. O’Brien
Notary Public

THIS INSTRUMENT WAS DRAFTED BY:
Winthrop & Weinstine, P.A. (DEM)
225 South Sixth Street, Suite 3500
Minneapolis, Minnesota 55402-4629
(612) 604-6400
3372934v2

EXHIBIT A
(Legal Description)